CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                DMA-RADTECH, INC.

                  It is hereby certified that:

          1. The present name of the corporation (the "Corporation") is DMA-Radtech, Inc.

          2. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article Fourth in its entirety and replacing it with the following: "Fourth (A) The total number of shares of stock which the Corporation is authorized to issue is 25,000,000 shares of Common Stock, $.001 par value.

          (B) At the effective time of this amendment, each security of the Corporation outstanding on the record date set by the Board of Directors shall be split and changed into 300 times such security."

          3. The Certificate of Incorporation of the Corporation is hereby amended by adding Article Eighth as follows:

          "Eighth.  The  Corporation  shall,  to the full  extent  permitted  by
          Section 145 of the Delaware Corporation Law, as the same may be amended and supplemented from time to time, indemnify all persons whom it may indemnify pursuant thereto. The personal liability of directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7)of the Delaware General Law, as the same may be amended and supplemented from time to time."




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          4. The foregoing  Amendment  was duly adopted in  accordance  with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, DAM-RADTECH, INC. has caused this Certificate of Amendment to be signed by a duly authorized Officer, under penalty of perjury, this 31st day of July, 1998.

                                             /s/ RICHARD J.L.  HERSON
                                             -------------------------
                                             Name: Richard J.L. Herson
                                             Title: Authorized Officer



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